AMENDMENT NO. 20
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of September 15, 2010, amends the Master Investment Advisory Agreement (the “Agreement”), dated September 11, 2000, between AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
W I T N E S S E T H:
WHEREAS, the parties agree to amend the Agreement to remove the following series portfolios: Invesco Alternative Opportunities Fund, Invesco FX Alpha Plus Strategy Fund, Invesco FX Alpha Strategy Fund, Invesco International Growth Equity Fund and Invesco Van Kampen Global Bond Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Balanced-Risk Allocation Fund	May 29, 2009

Invesco China Fund	March 31, 2006

Invesco Developing Markets Fund	September 1, 2001

Invesco Emerging Market Local Currency Debt Fund	June 14, 2010

Invesco Global Health Care Fund	September 1, 2001

Invesco International Total Return Fund	March 31, 2006

Invesco Japan Fund	March 31, 2006

Invesco LIBOR Alpha Fund	March 31, 2006

Invesco Endeavor Fund	November 3, 2003

Invesco Global Fund	November 3, 2003

Invesco Small Companies Fund	November 3, 2003

Invesco Commodities Strategy Fund	June 16, 2010

Invesco Global Advantage Fund	February 12, 2010

Invesco Global Dividend Growth Securities Fund	February 12, 2010

Name of Fund	Effective Date of Advisory Agreement
Invesco Health Sciences Fund	February 12, 2010

Invesco Pacific Growth Fund	February 12, 2010

Invesco Van Kampen Emerging Markets Fund	February 12, 2010

Invesco Van Kampen Global Equity Allocation Fund	February 12, 2010

Invesco Van Kampen Global Franchise Fund	February 12, 2010

Invesco Van Kampen Global Tactical Asset Allocation Fund	February 12, 2010

Invesco Van Kampen International Advantage Fund	February 12, 2010

Invesco Van Kampen International Growth Fund	February 12, 2010
APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
Invesco Balanced-Risk Allocation Fund

Net Assets	Annual Rate*
First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

*	To the extent Invesco Balanced-Risk Allocation Fund invests its assets in Invesco Aim Cayman Commodity Fund I Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Aim Cayman Commodity Fund I Ltd.

Invesco China Fund
Invesco Developing Markets Fund
Invesco Japan Fund

Net Assets	Annual Rate
First $250 million	0.935%
Next $250 million	0.91%
Next $500 million	0.885%
Next $1.5 billion	0.86%
Next $2.5 billion	0.835%
Next $2.5 billion	0.81%
Next $2.5 billion	0.785%
Over $10 billion	0.76%
Invesco Emerging Market Local Currency Debt Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.70%
Next $500 million	0.67%
Over $1.5 billion	0.65%
Invesco Global Health Care Fund

Net Assets	Annual Rate
First $350 million	0.75%
Next $350 million	0.65%
Next $1.3 billion	0.55%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%
Invesco International Total Return Fund

Net Assets	Annual Rate
First $250 million	0.65%
Next $250 million	0.59%
Next $500 million	0.565%
Next $1.5 billion	0.54%
Next $2.5 billion	0.515%
Next $5 billion	0.49%
Over $10 billion	0.465%

Invesco LIBOR Alpha Fund

Net Assets	Annual Rate
First $1 billion	0.45%
Next $4 billion	0.425%
Over $5 billion	0.40%
Invesco Endeavor Fund
Invesco Small Companies Fund

Net Assets	Annual Rate
First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%
Over $10 billion	0.64%
Invesco Global Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $10 billion	0.66%
Invesco Commodities Strategy Fund

Net Assets	Annual Rate
All Assets	0.50	%**

**	To the extent Invesco Commodities Strategy Fund invests its assets in Invesco Cayman Commodity Fund II Ltd., a direct wholly-owned subsidiary of Invesco Commodities Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Commodities Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund II Ltd.
Invesco Global Advantage Fund

Net Assets	Annual Rate
First $1.5 billion	0.57%
Over $1.5 billion	0.545%

Invesco Global Dividend Growth Securities Fund

Net Assets	Annual Rate
First $1 billion	0.67%
Next $500 million	0.645%
Next $1 billion	0.62%
Next $1 billion	0.595%
Next $1 billion	0.57%
Over $4.5 billion	0.545%
Invesco Health Sciences Fund

Net Assets	Annual Rate
First $500 million	0.92%
Next $500 million	0.87%
Over $1 billion	0.845%
Invesco Van Kampen International Growth Fund

Net Assets	Annual Rate
First $1 billion	0.75%
Over $1 billion	0.70%
Invesco Pacific Growth Fund

Net Assets	Annual Rate
First $1 billion	0.87%
Next $1 billion	0.82%
Over $2 billion	0.77%
Invesco Van Kampen Emerging Markets Fund

Net Assets	Annual Rate
First $500 million	1.25%
Next $500 million	1.20%
Next $1.5 billion	1.15%
Over $2.5 billion	1.00%

Invesco Van Kampen Global Equity Allocation Fund

Net Assets	Annual Rate
First $750 million	1.00%
Next $500 million	0.95%
Over $1.25 billion	0.90%
Invesco Van Kampen Global Franchise Fund

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.70%
Invesco Van Kampen Global Tactical Asset Allocation Fund

Net Assets	Annual Rate
First $750 million	0.75%
Next $750 million	0.70%
Over $1.5 billion	0.65%
Invesco Van Kampen International Advantage Fund

Net Assets	Annual Rate
First $500 million	0.90%
Next $500 million	0.85%
Over $1 billion	0.80%”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)